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                                                                   EXHIBIT 10.15




                                 ALLERGAN, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN





As of January 1, 1995


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                                 ALLERGAN, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                   ARTICLE I

                                  INTRODUCTION


   1.1 Purpose. The Allergan, Inc. Executive Deferred Compensation Plan is hereby established by the Board of Directors of Allergan, Inc., a Delaware corporation, to provide deferred compensation benefits to selected executive and management employees of the Company as more fully provided herein. The benefits provided under this Plan are intended to be in addition to other employee benefit programs offered by the Company, including but not limited to tax-qualified employee benefit plans.

   1.2 Effective Date and Term. This Plan is adopted effective as of January 1, 1995 and shall continue in effect until terminated by the Board of Directors.

   1.3   Applicability of ERISA.  This Plan is intended to be a "top-hat" plan
- -- that is, an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of ERISA.


                                   ARTICLE II

                                  DEFINITIONS


   2.1 Annual Deferral. "Annual Deferral" means the amount of Base Salary or Bonuses which the Participant elects to defer in each Deferral Period pursuant to Article 3.1 of the Plan.

   2.2 Base Salary. "Base Salary" means the Participant's annual basic rate of pay from the Company (excluding Bonuses, commissions, and other non-







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regular forms of compensation) before reductions for deferrals under this Plan, the Savings and Investment Plan, or "cafeteria plan" under Section 125 of the Code.

   2.3 Beneficiary. "Beneficiary" means the person or persons or entity designated as such in accordance with Article XVI of the Plan.

   2.4 Board; Board of Directors. "Board" and "Board of Directors" each mean the Board of Directors of the Company. The Organization and Compensation Committee of the Board, or any successor thereto, shall exercise any and all rights, duties and obligations that are retained by or assigned to the Board under the Plan.

   2.5 Bonuses. "Bonuses" means non-salary amounts earned by the Participant that are designated as bonuses. Bonuses shall be treated as earned in the Deferral Period designated by the Committee even though they may be paid in the subsequent Deferral Period in accordance with Company policy or practice.

   2.6   Code.  "Code" means the Internal Revenue Code of 1986, as amended.

   2.7 Committee. "Committee" means the committee authorized to administer this Plan as set forth in Section 13.1 hereof.

   2.8 Company. "Company" means Allergan, Inc., a Delaware corporation, and each Affiliated Company (as defined in the Savings and Investment Plan) designated by the Board of Directors.

   2.9 Declared Rate. "Declared Rate" means one hundred percent (100%) of the ten-year Treasury Note one hundred twenty (120) month rolling average to be determined on December 15 of each Plan Year and made applicable for the next following Plan Year.

   2.10 Deferral Account. "Deferral Account" means the account established for a Participant pursuant to Section 5.1 of the Plan.

   2.11 Deferral Election. "Deferral Election" means the election made by the Participant pursuant to the terms of Section 4.1 of the Plan.





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   2.12  Deferral Election Form.  "Deferral Election Form" means the written agreement to defer Salary or Bonuses made by the Participant. Such written agreement shall be in a format designated by the Committee.

   2.13 Deferral Period. "Deferral Period" means the Plan Year or, in the case of a newly hired or promoted employee who becomes an Eligible Employee during a Plan Year, the remaining portion of the Plan Year.

   2.14 Disability. "Disability" means any injury, illness or condition that constitutes a disability that qualifies for payment under the Company's Long-Term Disability Plan.

   2.15 Early Retirement Date. "Early Retirement Date" means the Participant's fifty-fifth (55th) birthday or, if later, the date on which the Participant completes at least five (5) years of Credited Service (as defined in the Savings and Investment Plan).

   2.16  Effective Date.  "Effective Date" means January 1, 1995.

   2.17 Eligible Employee. "Eligible Employee" means an employee of the Company who is a U.S. local or U.S. based expatriate that is either exempt grade 9E and above or is employed in another executive or management position as approved by the Committee. An employee shall be treated as an Eligible Employee only upon selection and notification in writing of such status by the Committee. An employee shall cease to be an Eligible Employee if he or she is demoted below exempt grade 9E, except that any Deferral Election which has been made (and deferrals having commenced) may be completed.

   2.18 Employee Stock Ownership Plan. "Employee Stock Ownership Plan" means the Allergan, Inc. Employee Stock Ownership Plan, as amended.

   2.19 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   2.20 Financial Hardship. "Financial Hardship" means an unexpected and significant need for cash (which cannot be met reasonably and contemporaneously from other sources) arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Committee in its sole





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discretion.  Cash needs arising from foreseeable events or discretionary expenditures such as the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

   2.21 In-Service Distribution. "In-Service Distribution" means a distribution elected by the Participant pursuant to Article X of the Plan.

   2.22 Normal Retirement Date. "Normal Retirement Date" means the last day of the calendar month in which Participant's sixty-fifth (65th) birthday occurs or, if later, the date on which the Participant completes at least one (1) year of Credited Service (as defined in the Savings and Investment Plan).

   2.23 Participant. "Participant" means any Eligible Employee who commences participation in this Plan as provided under Section 3.1 hereof.

   2.24 Participation Agreement. "Participation Agreement" means the written agreement that an Eligible Employee must complete and submit in order to commence participation in the Plan. Such written agreement shall be in a format designated by the Committee.

   2.25 Pension Plan. "Pension Plan" means the Allergan, Inc. Pension Plan as amended.

   2.26 Plan. "Plan" means this Allergan, Inc. Executive Deferred Compensation Plan adopted as of the Effective Date hereof and as it may be amended from time to time.

   2.27  Plan Year.  "Plan Year" means the calendar year.

   2.28 Retirement Rate. "Retirement Rate" means one hundred twenty percent (120%) of the ten-year Treasury Note one hundred twenty (120) month rolling average to be determined on December 15 of each Plan Year and made applicable for the next following Plan Year.

   2.29 Savings and Investment Plan. "Savings and Investment Plan" means the Allergan, Inc. Savings and Investment Plan, as amended.





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   2.30  Termination; Termination of Employment.  "Termination" or "Termination
of Employment" means the termination of a Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary.

   2.31 Unscheduled Withdrawal. "Unscheduled Withdrawal" means a distribution requested by the Participant and approved by the Committee pursuant to Article XI of the Plan.


                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

   3.1 Participation - Eligibility and Initial Period. Participation in this Plan is open only to Eligible Employees of the Company (as defined in Section 2.17). Each Eligible Employee of the Company, as of the Effective Date hereof, may become a Participant for the Deferral Period commencing on the Effective Date if he or she submits a properly completed Participation Agreement and Deferral Election Form to the Committee prior to January 1, 1995. Any employee of the Company who becomes, subsequent to the Effective Date hereof, an Eligible Employee, e.g., newly hired or promoted employees in an eligible category, shall become a Participant commencing thirty (30) days after attaining eligibility if he or she submits a properly completed Participation Agreement and Deferral Election Form (for the remainder of the Deferral Period in progress) to the Committee within such thirty (30) day period.

   3.2 Participation - Subsequent Entry into Plan. An Eligible Employee who does not elect to become a Participant at the time of initial eligibility as set forth in Section 3.1 shall remain eligible to become a Participant subsequently as long as he or she continues his or her status as an Eligible Employee. In such event, the Eligible Employee may become a Participant if he or she submits a properly completed Participant Agreement and Deferral Election Form prior to January 1 of the Deferral Period for which it is effective.





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                                   ARTICLE IV

                               DEFERRAL ELECTIONS

   4.1 Deferral Election. For each Deferral Period after initial participation commences, a Participant may make a Deferral Election on a voluntary basis by properly completing and submitting a Deferral Election Form prior to the first day (January 1) of the Deferral Period for which the Deferral Election is effective. A Participant shall not be obligated to make a Deferral Election in each Deferral Period, and (subject to the requirements set forth in Sections 4.2 and 4.3 below) a Participant may change the amount of each future Deferral Election. Once a Deferral Period commences for which a Deferral Election is made, such Deferral Election shall continue for the entire Deferral Period except that it shall terminate on Termination of Employment or as otherwise provided in Section 4.4 or Article XI.

   4.2 Maximum Deferral Election. A Participant may elect in the Deferral Election Form to defer up to fifty percent (50%) of Base Salary or one hundred percent (100%) of Bonuses earned during the Deferral Period. The Participant may also elect to defer a specified dollar amount or a percentage of Bonuses earned during the Deferral Period but limited to the extent such Bonuses exceed a specified dollar amount. A Deferral Election shall be automatically reduced or adjusted if the Committee determines that such action is necessary or appropriate to meet Federal or State tax withholding obligations.

   4.3 Minimum Deferral Election. In order for a Deferral Election Form to be valid, the Participant must elect to defer at least five thousand dollars ($5,000) (or such other amount as may be designated by the Committee) in the Deferral Period from either Base Salary or Bonuses or a combination of Base Salary and Bonuses. Thus, Deferral Elections of Base Salary and Bonuses for the same Deferral Period shall be aggregated for the purpose of determining whether the Participant has elected at least the minimum Deferral Election.

   In determining whether the Participant has made the minimum Deferral Election, if the amount is stated in the form of a percentage of Base Salary or Bonuses, the adequacy of the deferral shall be based on the Base Salary and Bonuses earned by the Participant in the Plan Year immediately preceding the Deferral Period. The Committee may, in its sole discretion, permit Participants to elect to defer amounts in the form of a percentage based on anticipated Base Salary and Bonuses.





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   4.4   Termination of Deferral.  If it is evident that a Participant has not or will not actually defer the minimum Deferral Election required by Section
4.3 (whether due to Termination of Employment or otherwise), the Committee may, in its sole discretion, terminate the Deferral Election and distribute the portion of the Participant's Deferral Account attributable to such Deferral Election in a single lump sum payment with interest credited to the last day of the month preceding distribution at the prime rate announced by Bank of America, N.A.


                                   ARTICLE V

                               DEFERRAL ACCOUNTS

   5.1 Deferral Accounts. Solely for record keeping purposes, a Deferral Account shall be maintained for each Participant. The Deferral Account shall be credited with (i) the Annual Deferrals at the time such amounts would otherwise have been paid to the Participant, and (ii) a Plan Restoration Credit. The "Plan Restoration Credit" shall be equal to the dollar amount of the employer contributions to, or allocations (other than trust income or earnings) made under, the Savings and Investment Plan and the Employee Stock Ownership Plan, if any, that would have been contributed or allocated on behalf of the Participant but that are otherwise not contributed or allocated because of Deferral Elections made under this Plan. In applying the preceding sentence, (i) the Committee shall make the Plan Restoration Credit contingent on vesting in such amounts under the Savings and Investment Plan and the Employee Stock Ownership Plan, and (ii) the contribution or allocation rate for purposes of the Employee Stock Ownership Plan shall be deemed to be one and one-half percent (1 1/2%).

   5.2 Interest on Deferral Accounts. The Deferral Account of a Participant shall be credited each month with interest which shall be compounded on an annual basis. The rate of interest shall be calculated on two methods -- the Declared Rate and the Retirement Rate. The Declared Rate shall apply to the payment of designated benefits under the Plan, except in cases where this Plan otherwise specifically provides for the crediting of interest at the Retirement Rate, e.g., Article VI (Retirement Benefits), Article VIII (Death Benefits), or
Article XIV (Change in Control).





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   5.3   Statement of Accounts.  The Committee shall provide to each
Participant a quarterly statement setting forth the balance of the Deferral Account maintained for such Participant. While the quarterly statement shall present the Deferral Account with interest at both the Declared Rate and the Retirement Rate, the provisions of the Plan shall govern exclusively the actual rate of interest to be credited and paid.


                                   ARTICLE VI

                              RETIREMENT BENEFITS

   6.1 Entitlement to Deferral Accounts. Upon Termination of Employment on or after Early Retirement Date or Normal Retirement Date, the Company shall pay to the Participant a retirement benefit, in the form and manner provided in
Section 6.2 below, equal to the balance of the Participant's Deferral Account with interest credited at the Retirement Rate.

   6.2 Form of Retirement Benefits. The retirement benefit shall be paid in one hundred eighty (180) substantially equal monthly installments unless the Participant elects in the Participation Agreement to have the retirement benefit paid in either a single lump sum or in sixty (60) or one hundred twenty
(120) substantially equal monthly installments.

   6.3 Time of Commencement. A Participant may elect in the Participation Agreement to have payments begin within sixty (60) days following the date of Termination of Employment or, alternatively, (a) on the first business day of January of the next following calendar year or (b) on the first business day of January of a later year (not to exceed ten (10) years from the date of Termination of Employment or, if earlier, the year in which the Participant attains age seventy (70)).

   6.4 Change in Payout Timing. A Participant may change his or her Participation Agreement at any time prior to Termination of Employment in order to revise the timing of retirement benefits to another method (or over another period) permitted under Sections 6.2 and 6.3 above. If such a change is made within thirteen (13) months prior to Termination of Employment (unless Termination of Employment is on account of Disability), there shall be a ten percent (10%) penalty charged at the time of change against the Participant's Deferral Account.





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                                  ARTICLE VII

                              TERMINATION BENEFITS

   7.1 Entitlement to Deferral Accounts. Upon Termination of Employment prior to Early Retirement Date or Normal Retirement Date, the Company shall pay to the Participant a termination benefit, in the form and manner provided in
Section 7.2 below, equal to the balance of the Participant's Deferral Account with interest credited at the Declared Rate.


   7.2 Form of Termination Benefits. The termination benefit shall be paid in a single lump sum payment within sixty (60) days following the date of Termination of Employment or, if otherwise elected in the Participation Agreement, either (a) on the first business day of January following Termination of Employment or (b) if at least ten (10) years has elapsed since the first day of the first Deferral Period in which participation commences, in five (5) substantially equal annual installments. If installments are to be paid under this Section 7.2, they shall commence within sixty (60) days following the date of Termination of Employment. If (a) or (b) is elected, the only interest to be credited after the date of Termination of Employment shall be at eighty percent (80%) of the Declared Rate. Notwithstanding the foregoing, the Company may, in its sole discretion (except following a Change in Control as defined in Section 14.2), elect to revise the payment of a single lump sum and instead to pay the termination benefits over a period of three (3) years in substantially equal annual installments.


                                  ARTICLE VIII

                                 DEATH BENEFITS

   8.1 Death of Employee Prior to Early Retirement Date. If a Participant dies prior to Termination of Employment and before reaching Early Retirement Date or Normal Retirement Date, the Participant's Beneficiary will receive payment of the Participant's Deferral Account in a single lump sum if the balance is less than fifty thousand dollars ($50,000), and in either a single lump sum or in sixty (60) substantially equal monthly installments (as elected by the Participant in his or her





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Participation Agreement) if the balance is fifty thousand dollars ($50,000) or more. Interest on the Deferral Account not yet paid at death shall be credited at the Declared Rate.

   8.2 Death of Employee on or After Early Retirement Date. If a Participant dies prior to Termination of Employment and on or after reaching Early Retirement Date or Normal Retirement Date, the Participant's Beneficiary will receive payment of the Participant's Deferral Account in a single lump sum payment or in sixty (60), one hundred twenty (120), or one hundred eighty (180) substantially equal monthly installments (as elected by the Participant in his or her Participation Agreement). The Beneficiary may request that the Committee accelerate installment payments into a single lump sum payment and the Committee shall decide, in its sole discretion, whether to so accelerate based on factors, such as the Beneficiary's needs and Plan liquidity, deemed appropriate under the circumstances by the Committee. Interest on the Deferral Account not yet paid at death shall be credited at the Retirement Rate.

   8.3 Death After Termination of Employment. If a Participant dies after Termination of Employment, the Participant's Beneficiary will receive payment of the Participant's Deferral Account (or remaining unpaid portion if distributions have already begun) in the same manner and in all respects as the Participant was entitled to receive (if the Participant continued to live) pursuant to the terms of Article VI (Retirement Benefits) or Article VII (Termination Benefits) whichever is applicable. Notwithstanding the foregoing, if, and only if, the Participant dies after having reached Early Retirement Date or Normal Retirement Date at the time of Termination of Employment, the Beneficiary may request that the Committee accelerate any remaining installment payments into a single lump sum payment and the Committee shall decide, in its sole discretion, whether to so accelerate based on factors, such as the Beneficiary's needs and Plan liquidity, deemed appropriate under the circumstances by the Committee.


                                   ARTICLE IX

                                   DISABILITY

   9.1 Continuation of Participation. If a Participant suffers a Disability, the Participant shall be deemed not to incur a Termination of Employment if, and only





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as long as, he or she continues on the payroll of the Company for Salary or
Bonuses. In such event, the Participant may continue participation in the Plan on the same basis as other Participants, provided that payments to the Participant made under programs of the Company for Short-Term Disability, Long-Term Disability, or sick pay may not be treated as Salary or Bonuses for purposes of a Deferral Election.

   9.2 Crediting of Interest and Financial Hardship Withdrawals. Consistent with Section 9.1, in determining whether the applicable rate of interest to be credited is the Declared Rate or the Retirement Rate, and in determining the availability of a Financial Hardship withdrawal, a Participant who suffers a Disability shall not be deemed to incur a Termination of Employment until the time that he or she ceases to receive Salary or Bonuses on the payroll of the Company.



                                   ARTICLE X

                            IN-SERVICE DISTRIBUTIONS

   10.1 Election to Take In-Service Distributions. A Participant may elect in each Deferral Election Form, for that particular Deferral Election, to receive in the future an In-Service Distribution from his or her Deferral Account.

   10.2 Maximum In-Service Distribution. An In-Service Distribution may be stated as a specified dollar amount or as a percentage of up to one hundred percent (100%) of the amount of the particular Deferral Election. Interest on any In-Service Distributions shall be credited at the Declared Rate if the distribution is made prior to the Participant reaching Early Retirement Date or Normal Retirement Date, and at the Retirement Rate if the distribution is made on or after the Participant reaches the Early Retirement Date or Normal Retirement Date. Notwithstanding the election under this Section, if benefit payments with respect to a Deferral Election are otherwise made at a time earlier than elected under an In-Service Distribution, for example due to an Unscheduled Withdrawal, the In-Service Distribution shall be superseded by such earlier distribution event and shall be reduced or eliminated to such extent.

   10.3 Timing of In-Service Distribution. The In-Service Distribution shall be paid to the Participant in a single lump sum or in four (4) substantially equal annual





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installments as elected by the Participant in the Deferral Election Form.
However, in no event shall the In-Service Distribution be paid or commence at the time before the fifth (5th) year following the first business day of the Deferral Period to which the In-Service Distribution relates.


                                   ARTICLE XI

                 UNSCHEDULED AND FINANCIAL HARDSHIP WITHDRAWALS

   11.1 Unscheduled Withdrawals. A Participant may take Unscheduled Withdrawals (but no more than one in any Plan Year) from his or her Deferral Account. The amount of any Unscheduled Withdrawal shall be equal to the portion of the Deferral Account attributable to one or more Deferral Elections that have been previously completed and shall include interest credited at the Declared Rate.

   11.2 Financial Hardship Withdrawal. A Participant may request that the Committee permit him or her to take a withdrawal or withdrawals on account of Financial Hardship (as defined in Section 2.20). In such event, the Committee shall determine in its sole discretion whether a Financial Hardship exists and, if it so determines, whether the Participant should be permitted to take such a withdrawal. The Committee shall also determine the amount of the permitted withdrawal, which shall not exceed the amount necessary to address the Financial Hardship, and whether the Participant must reduce or cease a current Deferral Election, if any, as a condition for a Financial Hardship withdrawal.

   11.3 Penalty for Unscheduled Withdrawals. There shall be a penalty charged against the Deferral Account of a Participant at the time of an Unscheduled Withdrawal. The penalty shall be equal to ten percent (10%) of the Unscheduled Withdrawal, except the penalty shall be five percent (5%) if the Unscheduled Withdrawal is made within two (2) years following a Change in Control (as defined in Section 14.2). In addition to the foregoing penalty, upon taking an Unscheduled Withdrawal a Participant's current Deferral Election, if any, shall automatically be deemed terminated and the Participant may not make a new Deferral Election for the next following Deferral Period.





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                                  ARTICLE XII

                        ADDITIONAL BENEFIT PAYMENT RULES

   12.1 Small Benefit Payments. Notwithstanding any other provision of the Plan, in the event that the payment of a Deferral Account (or total remaining installments under any method) to a Participant or Beneficiary is ten thousand dollars ($10,000) or less, the Company may, in its sole discretion, elect to make such payment(s) in a single lump sum payment as soon as administratively practicable.

   12.2 Constructive Receipt. The Committee may change any election or option available under the Plan, or the form or timing of any benefit payment, if the Committee determines, based on the advice of counsel or other consultants to the Company, that such a change is necessary or advisable in order to avoid or limit the risk of adverse tax consequences to Participants or Beneficiaries based on application of the doctrine of "constructive receipt" or a similar Federal or State tax principle.

   12.3 Postponement of Payment. If a distribution of all or part of a Deferral Account would not be deductible to the Company because of the restrictions imposed by Section 162(m) of the Code (or any successor provision), such distribution shall be postponed (to the extent necessary) to the first business day of the first Plan Year in which the limitation on deductibility would not apply. Any postponed distribution under this Section shall be credited with interest at the rate otherwise applicable to the Deferral Account at the time when the distribution was originally scheduled for payment.

   12.4 Commencement Date and Interest Crediting for Benefit Payments. Unless the Plan specifically provides otherwise, benefit payments (whether a single lump sum payment or installments) shall commence to a Participant or Beneficiary no later than sixty (60) days from the date of the event, e.g., Termination of Employment or request for Unscheduled Withdrawal, that gives rise to such payments. Installment payments shall be made on the same day of each month or year (depending on whether monthly or annual installments apply) following the initial payment. Interest on a single lump sum payment or on a first installment payment shall be credited through the end of the month in which the date of the event that gives rise to such payment occurs. Interest on subsequent installment payments shall be credited through the end of the month preceding payment.





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                                  ARTICLE XIII

                           ADMINISTRATION OF THE PLAN

   13.1 Administration by Committee. This Plan shall be administered by the same committee (the "Committee") which is appointed to administer the Pension Plan. A member of the Committee may be a Participant in this Plan; provided, however, that any action to be taken by the Committee solely with respect to the particular interest in this Plan of a Committee member shall be taken by the remaining members of the Committee.

   13.2 Committee Authority; Rules and Regulations. The Committee shall have discretionary authority to (a) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan, (b) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan, and (c) take or approve all such other actions relating to the Plan (other than amending or terminating the Plan or making a final determination concerning an application for Plan benefits as set forth in Section 13.6 hereof); provided, however, that the Board may, by written notice to the Committee, withdraw all or any part of the Committee's authority at any time, in which case such withdrawn authority shall immediately revest in the Board. Subject to Section 13.6 hereof, the decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

   13.3 Appointment of Agents. In the administration of the Plan, the Board and the Committee may from time to time employ agents (which may include officers and employees of the Company) and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Company.

   13.4 Application for Benefits. The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee may require. In the case of any person suffering from a disability or other condition which prevents such person from making personal application for benefits, the Committee may, in its discretion, permit application to be made by another person acting on his or her behalf. Notwithstanding





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the foregoing, if the Committee shall have all information necessary to determine the amount and form of Plan benefits payable to a Participant or Beneficiary who is entitled to benefit payments under this Plan (including, to the extent applicable and without limiting the generality of the foregoing, the name, age, sex and proper mailing address of all parties entitled to benefit payments), then the failure of a Participant or Beneficiary to file an application for benefits shall not cause the Committee to defer the commencement of benefit payments beyond the benefit commencement date required under this Plan.

   13.5 Action on Application. Within sixty (60) days following receipt of an application and all necessary documents and information, the Committee shall furnish the claimant with written notice of the decision rendered with respect to such application. Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the claimant prior to the expiration of the initial sixty (60) day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed ninety (90) days from the end of the initial sixty (60) day period. In the case of a denial of the claimant's application, the written notice thereof shall set forth specific reasons for the denial, with references to the Plan provisions upon which the denial is based, a description of any additional information or material necessary to perfect the application (together with an explanation why such material or information is necessary), and an explanation of the Plan's claim review procedure.

   13.6  Appeal of Committee Decision.

         (a) A claimant who does not agree with the decision rendered by the Committee with respect to his application may appeal such decision to the Board. The appeal must be in writing and must be filed with the Board within sixty-five (65) days after the date of notice of the Committee's decision with respect to the application, or, if the application has neither been approved nor denied within the applicable period provided in Section 13.5 hereof, then the appeal must be filed within sixty-five (65) days after the expiration of such applicable period.

         (b) The claimant may request that his or her application be given full and fair review by the Board. The claimant may review all pertinent documents and submit issues and comments to the Board in writing in connection with the appeal. The decision of the Board shall be made promptly, and not later than





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
DRAFT 10/19/94



sixty (60) days after the Board's receipt of a request for review and all supporting documentation and information to be submitted by the claimant, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review and such supporting documentation and information. The Board's decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific reference to the pertinent Plan provisions upon which the decision is based.


                                  ARTICLE XIV

                               CHANGE IN CONTROL

   14.1 Effect of a Change in Control. Notwithstanding any other provision of the Plan, in the event that a Change in Control (as defined in Section 14.2) occurs on or after the Effective Date hereof, each Participant shall be entitled to have interest credited for all purposes under the Plan at the Retirement Rate if (a) he or she has a Termination of Employment within twenty-four (24) months after the date such Change in Control occurs and (b) the Termination of Employment constitutes a "Qualified Termination" under the Company's Change in Control policies in effect immediately prior to the Change in Control. In addition, notwithstanding Section 16.6, the Company may not, after a Change in Control, amend the Plan to change downward the method of determining the interest rate to be credited to the Deferral Accounts of Participants thereafter without the written consent of such Participants.

   14.2 Change in Control. As used in this Plan, "Change in Control" shall mean the following and shall be deemed to occur if any of the following events occur:

         (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities;





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
DRAFT 10/19/94



          (b) Individuals who, as of the Effective Date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board of the Company;

          (c) The stockholders of the Company approve a merger or consolidation with any other corporation, other than

               (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, and

               (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or

          (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the preceding provisions of this Section 14.2, a Change in Control shall not be deemed to have occurred (1) if the "person" described in the preceding provisions of this Section 14.2 is an underwriter or underwriting syndicate that has acquired the ownership of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities solely in connection with

DRAFT 10/19/94



a public offering of the Company's securities, or (2) if the "person" described in the preceding provisions of this Section 14.2 is an employee stock ownership plan or other employee benefit plan maintained by the Company (or any of its affiliated companies) that is qualified under the provisions of the Code.


                                   ARTICLE XV

                 ESTABLISHMENT OF TRUST AND INSURANCE CONTRACTS

   15.1 Establishment of Trust. Contemporaneous with the adoption of this Plan, the Company has established the Trust Agreement for Allergan, Inc. Executive Deferred Compensation Plan (the "Trust" or "Trust Agreement"). The Trust created thereunder is a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code. Mellon Bank, N.A. has been named as Trustee under such Trust Agreement. The provisions of the Trust Agreement are incorporated herein by reference.

   15.2 Funding of Trust. All amounts of Base Salary or Bonuses that are subject to Deferral Elections by Participants under this Plan shall be contributed by the Company to the Trust at or about the same time as such amounts are credited to the Deferral Accounts of Participants.

   15.3 Investment in Insurance Contracts. The Committee shall direct the Trustee to invest the majority or all of the assets of the Trust in life insurance contracts, to be selected by the Committee, on the lives of Participants. In order for a Participant's Participation Agreement to be effective, the Committee may require that each Participant cooperate in signing an insurance application, submit to medical examination, and provide any relevant information to third parties, including the insurance company(ies) or outside consultants. Such information shall be held in confidence by those who receive it and such information shall not be provided to the Committee or the Company. Participation shall not be denied to an Eligible Employee because he or she is not insurable or must be rated in order for insurance to be issued. Notwithstanding any other provision in this Plan, if insurance is denied or discontinued because a Participant fails to disclose (or makes a material misrepresentation) of medical or other information, or if the Participant commits suicide during the first two (2) years of participation in the Plan, any amounts which are deferred by the Participant under a Deferral Election shall be repaid to the Participant with interest

DRAFT 10/19/94



credited at eighty percent (80%) of the Declared Rate and no other benefits shall be due to Participant.


                                  ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

   16.1 Designation of Beneficiary. A Participant shall be entitled to designate one or more individuals or entities, in any combination, as his or her "Beneficiary" or "Beneficiaries" to receive any Plan payments to which such Participant is entitled as of, or by reason of, his or her death. Any such designation may be made or changed at any time prior to the Participant's death by written notice filed with the Committee, with such written notice to be in such form and contain such information as the Committee may from time to time determine. In the event that either (a) a Beneficiary designation is not on file at the date of a Participant's death, (b) no Beneficiary survives the Participant, or (c) no Beneficiary is living at the time any payment becomes payable under this Plan, then, for purposes of making any further payment of any unpaid benefits under this Plan, such Participant's Beneficiary or Beneficiaries shall be deemed to be the estate of the Participant.

   16.2 Payments During Incapacity. In the event a Participant (or Beneficiary) is under mental or physical incapacity at the time of any payment to be made to such Participant (or Beneficiary) pursuant to this Plan, any such payment may be made to the conservator or other legally appointed personal representative having authority over and responsibility for the person or estate of such Participant (or Beneficiary), as the case may be, and for purposes of such payment references in this Plan to the Participant (or Beneficiary) shall mean and refer to such conservator or other personal representative, whichever is applicable. In the absence of any lawfully appointed conservator or other personal representative of the person or estate of the Participant (or Beneficiary), any such payment may be made to any person or institution that has apparent responsibility for the person and/or estate of the Participant (or Beneficiary) as determined by the Committee. Any payment made in accordance with the provisions of this Section 16.2 to a person or institution other than the Participant (or Beneficiary) shall be deemed for all purposes of this Plan as the equivalent of a payment to such Participant (or Beneficiary), and the Company shall have no further obligation or responsibility with respect to such payment.

DRAFT 10/19/94



   16.3 Prohibition Against Assignment. Except as otherwise expressly provided in Sections 16.1 and 16.2 hereof, the rights, interests and benefits of a Participant under this Plan (a) may not be sold, assigned, transferred, pledged, hypothecated, gifted, bequeathed or otherwise disposed of to any other party by such Participant or any Beneficiary, executor, administrator, heir, distributee or other person claiming under such Participant, and (b) shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation, gift, bequest or other disposition of such rights, interests or benefits contrary to the foregoing provisions of this Section 16.3 shall be null and void and without effect.

   16.4 Binding Effect. The provisions of this Plan shall be binding upon the Company, the Participants and any successor-in-interest to the Company or to any Participant.

   16.5 No Transfer of Interest. Other than as provided in Article XV and in the Trust Agreement, benefits under this Plan shall be payable solely from the general assets of the Company and no person shall be entitled to look to any source for payment of such benefits other than the general assets of the Company. The Company shall have and possess all title to, and beneficial interest in, any and all funds or reserves maintained or held by the Company on account of any obligation to pay benefits as required under this Plan, whether or not earmarked by the Company as a fund or reserve for such purpose; any such funds or reserves shall be subject to the claims of the creditors of the Company, and the provisions of this Plan are not intended to create, and shall not be interpreted as vesting, in any Participant, Beneficiary or other person, any right to or beneficial interest in any such funds or reserves.

   16.6 Amendment or Termination of the Plan. The Company, by action of its Board of Directors, may amend this Plan from time to time in any respect that it deems appropriate or desirable, and may terminate this Plan at any time; provided, however, that any such Plan amendment or Plan termination shall not, without a Participant's written consent, be given effect with respect to such Participant to the extent such Plan amendment or Plan termination operates to reduce or eliminate (except to the extent that amounts are distributed under the Plan) such Participant's Deferral Account as of the date of such amendment or termination. In addition, if the Board amends the Plan so as to make a change in the formula for determining the interest rate to be credited under the Plan, such amendment shall not become effective until thirty (30) days advance written notice is given to Participants.

DRAFT 10/19/94




   16.7 No Right to Employment. This Plan is voluntary on the part of the Company, and the Plan shall not be deemed to constitute an employment contract between the Company and any Participant, nor shall the adoption or existence of the Plan or any provision contained in the Plan be deemed to be a required condition of the employment of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to continued employment with the Company, and the Company may terminate any Participant at any time, in which case the Participant's rights arising under this Plan shall be only those expressly provided under the terms of this Plan.

   16.8 Notices. All notices, requests, or other communications (hereinafter collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Plan shall be in writing and may be personally delivered, or may be deposited in the United States mail, postage prepaid and addressed as follows:

   To the Company          Allergan, Inc.
   or the Committee at:    Attention:  Administrative Committee
                           (Executive Deferred Compensation Plan)
                           2525 Dupont Drive
                           Irvine, CA  92715-1599

   To Participant at:      The Participant's residential mailing address as
                           reflected in the Company's employment records

A Notice which is delivered personally shall be deemed given as of the date of personal delivery, and a Notice mailed as provided herein shall be deemed given on the second business day following the date so mailed. Any Participant may change his or her address for purposes of Notices hereunder pursuant to a Notice to the Committee, given as provided herein, advising the Committee of such change. The Company and/or the Committee may at any time change its address for purposes of Notices hereunder pursuant to a Notice to all Participants, given as provided herein, advising the Participants of such change.

   16.9 Governing Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with ERISA and, to the extent applicable, the internal laws (and not the laws pertaining to conflicts or choice of laws), of the

DRAFT 10/19/94



State of California applicable to agreements made and to be performed wholly within the State of California.

   16.10 Titles and Headings; Gender of Terms. Article and Section headings herein are for reference purposes only and shall not be deemed to be part of the substance of this Plan or in any way to enlarge or limit the meaning or interpretation of any provision in this Plan. Use in this Plan of the masculine, feminine or neuter gender shall be deemed to include each of the omitted genders if the context so requires.

   16.11 Severability. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

   16.12 Tax Effect of Plan. The Company does not warrant any tax benefit nor any financial benefit under the Plan. Without limiting the foregoing, directors, officers, and employees of the Company (other than in their capacity as Participants) shall be held harmless by the Company from, and shall not be subject to any liability on account of, any Federal or State tax consequences or any consequences under ERISA of any determination as to the amount of Plan benefits to be paid, the method by which Plan benefits are paid, the persons to whom Plan benefits are paid, or the commencement or termination of the payment of Plan benefits.

   IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer effective as of the Effective Date hereof.


                                  ALLERGAN, INC.,
                                  a Delaware corporation



                                  By:  _____________________________________

                                  Its: _____________________________________